Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners, LP Reports Third Quarter 2021 Results; Updates 2021 Outlook
AUSTIN, Texas, November 2, 2021 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the third quarter 2021.
Third Quarter 2021 Highlights
•Total revenues were $158.6 million for the third quarter 2021, compared to $161.7 million for the third quarter 2020.
•Net income was $4.1 million for the third quarter 2021, compared to $6.5 million for the third quarter 2020.
•Net cash provided by operating activities was $45.3 million for the third quarter 2021, compared to $48.2 million for the third quarter 2020.
•Adjusted EBITDA was $99.6 million for the third quarter 2021, compared to $103.9 million for the third quarter 2020.
•Distributable Cash Flow was $52.0 million for the third quarter 2021, compared to $56.9 million for the third quarter 2020.
•Announced cash distribution of $0.525 per common unit for the third quarter 2021, consistent with the third quarter 2020.
•Distributable Cash Flow Coverage was 1.02x for the third quarter 2021, compared to 1.12x for the third quarter 2020.
“USA Compression continued the positive momentum of stable financial and operational results in the third quarter. We’ve seen our customers’ activity levels continue to improve, supported in part by strong commodity prices, which resulted in an increase in horsepower utilization at the end of the third quarter,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “We also saw pricing improvements during the quarter, as we were able to selectively push through rate increases, as well as take advantage of market scarcity of the extra-large horsepower for which USA Compression is known. The strong industry fundamentals underpinning our compression services business model continue to improve: strong commodity prices, tight supply/demand balances and the return of growth capital spending, all of which are expected to benefit USA Compression as we finish the year and enter 2022.”
“The most recent quarter has highlighted the importance of natural gas, not just here in the United States, but across the globe. As the worldwide economic activity continues to grow, we are seeing that the demand for all sources of energy – including natural gas – remains strong, even in the face of growing use of renewable energy. Demand for energy worldwide continues to outpace supplies, as evidenced by the recent energy crises in California, Europe, and China. Worldwide oil and gas supply remains constrained due to recent historically low levels of capital investment. Recent press reports point out that global upstream capital expenditures averaged between $320 billion and $350 billion in 2020 and 2021. This is reported to be half the level of 2011–2014 and 25% short of what is needed to hold oil production steady at 100 million barrels per day, the level global demand has now surpassed as mobility restrictions ease.”
“Natural gas serves as a reliable, abundant, cost-efficient fuel for power generation and industrial manufacturing. As we head into the winter heating season, with tight supply/demand and storage balances, domestic and worldwide natural gas prices are at high levels and expected to continue well into 2022. We believe the importance of natural gas cannot be understated, and USA Compression’s compression services are crucial to moving that natural gas to where it needs to go.”
“We continue to aggressively manage our key supply chain relationships, working to mitigate to a large degree any material impact on our operating margins. Further, we prudently limited overall capital spending in the business during the quarter. By doing so, we achieved coverage and leverage metrics consistent with the previous quarter. We will continue to focus our efforts on redeploying existing idle assets during 2022 and expect the constructive backdrop for natural gas infrastructure will positively impact our business as we move forward towards 2022 and beyond.”
Expansion capital expenditures were $13.5 million, maintenance capital expenditures were $5.3 million and cash interest expense, net was $29.9 million for the third quarter 2021.
On October 14, 2021, the Partnership announced a third quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on November 5, 2021 to common unitholders of record as of the close of business on October 25, 2021.

Operational and Financial Data

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Operational data:
Fleet horsepower (at period end)	3,687,601	3,686,584	3,725,053
Revenue generating horsepower (at period end)	2,919,362	2,912,628	3,009,773
Average revenue generating horsepower	2,914,100	2,944,909	3,042,786
Revenue generating compression units (at period end)	3,928	3,934	3,984
Horsepower utilization (at period end) (1)	83.0%	81.9%	83.2%
Average horsepower utilization (for the period) (1)	82.3%	82.4%	83.9%

Financial data ($ in thousands, except per horsepower data):
Revenue	$158,627	$156,562	$161,666
Average revenue per revenue generating horsepower per month (2)	$16.62	$16.55	$16.62
Net income	$4,115	$2,688	$6,519
Operating income	$36,631	$35,145	$38,771
Net cash provided by operating activities	$45,297	$99,459	$48,219
Gross margin	$50,203	$51,731	$54,879
Adjusted gross margin (3)	$109,468	$110,958	$114,951
Adjusted gross margin percentage	69.0%	70.9%	71.1%
Adjusted EBITDA (3)	$99,634	$99,988	$103,940
Adjusted EBITDA percentage	62.8%	63.9%	64.3%
Distributable Cash Flow (3)	$51,973	$52,536	$56,911
____________________________________
(1)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 79.2%, 79.0% and 80.8% at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 79.0%, 79.6% and 81.7% for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(2)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(3)Adjusted gross margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
Liquidity and Long-Term Debt
As of September 30, 2021, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of September 30, 2021, the Partnership had outstanding borrowings under the revolving credit facility of $505.7 million, $1.1 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $114.3 million. As of September 30, 2021, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.

Full-Year 2021 Outlook
USA Compression is updating its full-year 2021 guidance as follows:
•Net income range of $5.0 million to $15.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $390.0 million to $400.0 million; and
•Distributable Cash Flow range of $200.0 million to $210.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third quarter 2021 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:	Dial 800-367-2403 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call. Investors outside the U.S. and Canada should dial 334-777-6978. The conference ID for both is 6819739.

A replay of the call will be available through November 12, 2021. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 6819739.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that Adjusted gross margin is useful as a supplemental measure to investors of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, Adjusted gross margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes that it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense. The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense

(benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2021 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2021 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of uncertainty regarding the length of time it will take for the U.S. and the rest of the world to slow the spread of COVID-19 to the point where applicable authorities are comfortable continuing to ease, or declining to reinstate certain restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of reducing demand for crude oil and natural gas;
•the severity and duration of world health events, including the COVID-19 outbreak, related economic repercussions, actions taken by governmental authorities and other third parties in response to the pandemic, which has caused and may in the future cause disruptions in the oil and gas industry and negatively impact demand for oil and gas;
•changes in general economic conditions, including inflation, and changes in economic conditions of the crude oil and natural gas industries specifically, including the ability of members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) to agree on and comply with supply limitations;
•uncertainty regarding the timing, pace and extent of an economic recovery in the U.S. and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for the compression and treating services we provide and the commercial opportunities available to us;
•the deterioration of the financial condition of our customers, which may result in the initiation of bankruptcy proceedings with respect to customers;
•renegotiation of material terms of customer contracts;
•competitive conditions in our industry, including competition for employees in a tight labor market;
•our ability to realize the anticipated benefits of acquisitions;
•actions taken by our customers, competitors and third-party operators;
•changes in the availability and cost of capital, including changes to interest rates under the Partnership’s revolving credit facility;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related delays, casualty losses and other matters beyond our control;
•operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;
•the restrictions on our business that are imposed under our long-term debt agreements;
•information technology risks including the risk from cyberattack;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Revenues:
Contract operations	$151,622	$151,800	$156,632
Parts and service	4,122	1,818	1,986
Related party	2,883	2,944	3,048
Total revenues	158,627	156,562	161,666
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	49,159	45,604	46,715
Depreciation and amortization	59,265	59,227	60,072
Selling, general and administrative	13,524	15,288	12,716
Loss (gain) on disposition of assets	48	(1,105)	1,686
Impairment of compression equipment	—	2,403	1,706
Total costs and expenses	121,996	121,417	122,895
Operating income	36,631	35,145	38,771
Other income (expense):
Interest expense, net	(32,222)	(32,350)	(32,004)
Other	18	45	20
Total other expense	(32,204)	(32,305)	(31,984)
Net income before income tax expense	4,427	2,840	6,787
Income tax expense	312	152	268
Net income	4,115	2,688	6,519
Less: distributions on Preferred Units	(12,188)	(12,188)	(12,188)
Net loss attributable to common unitholders’ interests	$(8,073)	$(9,500)	$(5,669)

Weighted average common units outstanding – basic and diluted	97,085	97,044	96,882

Basic and diluted net loss per common unit	$(0.08)	$(0.10)	$(0.06)

Distributions declared per common unit	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

September 30, 2021
Selected Balance Sheet data:
Total assets	$2,796,551
Long-term debt, net	$1,961,697
Total partners’ capital	$157,525

Common units outstanding	97,096,137

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net cash provided by operating activities	$45,297	$99,459	$48,219
Net cash used in investing activities	(13,397)	(6,063)	(30,394)
Net cash used in financing activities	(31,652)	(93,493)	(17,825)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Total revenues	$158,627	$156,562	$161,666
Cost of operations, exclusive of depreciation and amortization	(49,159)	(45,604)	(46,715)
Depreciation and amortization	(59,265)	(59,227)	(60,072)
Gross margin	$50,203	$51,731	$54,879
Depreciation and amortization	59,265	59,227	60,072
Adjusted gross margin	$109,468	$110,958	$114,951

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income	$4,115	$2,688	$6,519
Interest expense, net	32,222	32,350	32,004
Depreciation and amortization	59,265	59,227	60,072
Income tax expense	312	152	268
EBITDA	$95,914	$94,417	$98,863
Interest income on capital lease	—	—	87
Unit-based compensation expense (1)	3,482	4,260	1,332
Transaction expenses (2)	—	—	136
Severance charges	190	13	130
Loss (gain) on disposition of assets	48	(1,105)	1,686
Impairment of compression equipment (3)	—	2,403	1,706
Adjusted EBITDA	$99,634	$99,988	$103,940
Interest expense, net	(32,222)	(32,350)	(32,004)
Non-cash interest expense	2,288	2,297	2,167
Income tax expense	(312)	(152)	(268)
Interest income on capital lease	—	—	(87)
Transaction expenses	—	—	(136)
Severance charges	(190)	(13)	(130)
Other	(1,118)	(34)	78
Changes in operating assets and liabilities	(22,783)	29,723	(25,341)
Net cash provided by operating activities	$45,297	$99,459	$48,219
____________________________________
(1)For the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, unit-based compensation expense included $1.0 million, $1.1 million and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.2 million, and $0.0 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020
Net income	$4,115		$2,688		$6,519
Non-cash interest expense	2,288		2,297		2,167
Depreciation and amortization	59,265		59,227		60,072
Non-cash income tax expense (benefit)	32		(34)		78
Unit-based compensation expense (1)	3,482		4,260		1,332
Transaction expenses (2)	—		—		136
Severance charges	190		13		130
Loss (gain) on disposition of assets	48		(1,105)		1,686
Impairment of compression equipment (3)	—		2,403		1,706
Distributions on Preferred Units	(12,188)		(12,188)		(12,188)
Maintenance capital expenditures (4)	(5,259)		(5,025)		(4,727)
Distributable Cash Flow	$51,973		$52,536		$56,911
Maintenance capital expenditures	5,259		5,025		4,727
Transaction expenses	—		—		(136)
Severance charges	(190)		(13)		(130)
Distributions on Preferred Units	12,188		12,188		12,188
Other	(1,150)		—		—
Changes in operating assets and liabilities	(22,783)		29,723		(25,341)
Net cash provided by operating activities	$45,297		$99,459		$48,219

Distributable Cash Flow	$51,973		$52,536		$56,911

Distributions for Distributable Cash Flow Coverage Ratio (5)	$50,975		$50,960		$50,874

Distributable Cash Flow Coverage Ratio	1.02	x	1.03	x	1.12	x
____________________________________
(1)For the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, unit-based compensation expense included $1.0 million, $1.1 million and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.2 million, and $0.0 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(5)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2021 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$5.0 million to $15.0 million
Plus: Interest expense, net	130.0 million
Plus: Depreciation and amortization	241.0 million
Plus: Income tax expense	1.0 million
EBITDA	$377.0 million to $387.0 million
Plus: Unit-based compensation expense and other (1)	13.0 million
Adjusted EBITDA	$390.0 million to $400.0 million
Less: Cash interest expense	120.5 million
Less: Current income tax expense	0.5 million
Less: Maintenance capital expenditures	20.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$200.0 million to $210.0 million
____________________________________
(1)Unit-based compensation expense is based on our closing per unit price of $16.57 on September 30, 2021.